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                                                                   Exhibit 10.11

                               AMENDMENT TO LEASE



         This Amendment to Lease ("Amendment") is entered into as of the First day of March, 1994, by and between SOUTH BAY SANITARIUM AND CONVALESCENT HOSPITAL, a partnership ("Landlord") and SUMMIT CARE-CALIFORNIA, INC., a California corporation doing business as Bay Crest Care Center and the successor in interest to GARNET CONVALESCENT HOSPITAL, INC., a California corporation ("Tenant"), for the purpose of amending and modifying that certain lease dated March 1, 1980 (the "Lease") , between Landlord and Tenant.

         The terms and provisions of the Lease except as hereby amended are hereby incorporated herein by reference, as if fully set forth herein. All capitalized undefined terms used herein shall have the same meanings as set forth in the Lease.

                                    RECITALS

         The parties acknowledge that the Lease is in full force and effect and wish to amend the Lease to extend the term, provide for rental payments and grant to Tenant rights of renewal and a right of first refusal, all as hereinafter set forth.

         NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   AMENDMENT
1.       Term

Section 2, "Term", is hereby deleted and amended to provide as follows:

         "The term of this Lease, as hereby amended ("Lease Term"), shall commence April 1, 1994 and shall expire, unless sooner terminated, at midnight February 28, 2010."

2.       Options to Renew

Section 30, "Option to Renew" is hereby deleted and amended to provide as follows:

         "Provided Tenant is not then in default hereunder, Tenant is hereby granted an option to renew this Lease under the same terms, provisions and covenants (so far as applicable) as herein contained, including rental adjustment as provided in paragraph 4, as amended, for an additional term of five (5)





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         years (the "Extended Term") to commence on March 1, 2010 and end on
         February 28, 2015. The option shall be exercised by notice, setting forth Tenant's election to exercise the option, delivered to Landlord not less than sixty (60) days prior to the expiration of the Term. Upon exercise, such additional period shall be deemed to be an extension of the Lease Term for the purposes of this Lease."

3.       Rent

Paragraphs 4(A) , 4(B) , 4(C) and 4(D) of Section 4, "Rent", are hereby deleted and amended to provide as follows:

         A. During the period commencing on April 1, 1994 and ending on February 28, 1995 (the "First Adjustment Period"), Tenant shall pay Landlord as Minimum Monthly Rent for the Premises a sum equal to Eleven Thousand Eight Hundred Dollars and 00/100 ($11,800.00) before the first day of each and every month during the First Adjustment Period.

         B. During the period commencing on March 1, 1995 and ending on February 27, 1997 (the "Second Adjustment Period") Tenant shall pay Landlord as Minimum Monthly Rent for the Premises a sum equal to Sixteen Thousand Nine Hundred Sixty Six Dollars and 67/100 ($16,966.67) before the first day of each and every month during the Second Adjustment Period.

         C. During the period commencing on March 1, 1997 and ending on February 28, 2010 (the "Third Adjustment Period") Tenant shall pay Landlord as Minimum Monthly Rent for the Premises a sum equal to Eighteen Thousand Eight Hundred Dollars and 00/100 ($18,800.00) before the first day of each and every month of the Third Adjustment Period, subject to annual increases as set forth in subparagraph 4(D) below.

         D. The Minimum Monthly Rent provided for in Paragraph C above shall be subject to adjustment effective March 1, 1996 and annually each first day of March thereafter (the "adjustment date") as follows:

                 The base for computing the adjustment is the Consumer Price Index (All Items) for the Los Angeles-Long Beach Metropolitan Area, published by the United States Department of Labor, Bureau of Labor Statistics ("Index"), which is published for the closest date on or before March 1, 1995 ("Beginning Index"). If the Index for the closest date on or before the adjustment date ("Extension Index") has





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         increased over the Beginning Index, the Minimum Monthly Rent for the next twelve (12) months until the next annual adjustment shall be set by multiplying the then-current monthly rent by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index. Provided, however, that in no event shall the annual adjustment to the Minimum Monthly Rent be less than three percent (3%) nor more than six percent (6%) of the then-current Minimum Monthly Rent. On adjustment of the Minimum Monthly Rent as provided for in this Amendment, the parties shall immediately confirm to each other in writing the new Minimum Monthly Rent.

                 If the Index is discontinued or revised during the Lease Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised."

         This lease is what is commonly called a "triple net lease", it being understood that Landlord shall receive the Rent set forth in this paragraph free and clear of any and all impositions, taxes, liens, charges, or expenses of any nature whatsoever in connection with its ownership and leasing of the Premises. Tenant at its cost shall maintain the premises in good condition and Landlord shall have no responsibility to maintain the premises. In addition to the Rent provided in this paragraph, Tenant shall pay to the parties respectively entitled thereto all impositions, taxes, insurance premiums and operating charges, including maintenance and repairs charges.

4. Section 13, Insurance, is hereby amended to provide that the policies of insurance maintained pursuant to this section shall have deductible provisions (a) in amounts reasonable for and in accordance with the Tenant's financial capability, (b) subject to the deductible levels established by the insurance industry marketplace at the time of inception of said insurance policies and renewals thereof, and (c) which shall be for the account of and payable by Tenant.

         In addition, Tenant, at its sole cost and expense, shall purchase and maintain earthquake insurance to cover the physical premises and contents. Coverage is to be written on a replacement cost basis.

5. Section 16, Assignment and Subletting, is hereby amended to delete reference to the merger or consolidation of Tenant or to the transfer or sale of a controlling percentage of the capital stock of Tenant as requiring the consent of Landlord. Landlord hereby acknowledges that Tenant is a publicly held corporation, and that the merger or consolidation of Tenant or changes in the





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ownership of the outstanding capital stock of Tenant shall not require
Landlord's consent.

6.   Right of First Refusal.

If Landlord at any time determines to sell all or any part of the Premises (whether or not in response to an offer from a third party), Landlord shall notify Tenant of the terms on which Landlord will be willing to sell.

         If Tenant, within thirty (30) days after Landlord's notice, indicates in writing its agreement to purchase the Premises or a part of the Premises on the terms stated in the Landlord's notice, Landlord shall sell and convey the Premises or a part of the Premises to Tenant on the terms stated in the notice. If Tenant does not indicate its agreement within thirty (30) days, Landlord thereafter shall have the right to sell and convey the Premises or a part of the Premises to third party on the same terms stated in the notice. If Landlord does not thereafter sell and convey the Premises to a third party on the same terms stated in the Landlord's notice to Tenant, within ninety (90) days, any further transaction will be deemed to be a new determination by Landlord to sell and convey the premises or a part of the Premises and the provisions of this Section shall apply.

         If Tenant purchases all of the Premises, this Lease shall terminate on the date title vests in Tenant. If Tenant shall purchase a part of the Premises, this Lease as to the part purchased shall terminate on the date title vests in Tenant, and the Minimum Monthly Rent shall be reduced in the same ratio that the value of the Premises before the purchase bears to the value of the Premises covered by the Lease immediately after the purchase.

III.     EFFECT OF AMENDMENT

         Except as expressly amended or modified herein the Lease shall remain in full force and effect.





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         IN WITNESS WHEREOF, the undersigned have executed this Lease as of the date first set forth above.


                                             LANDLORD

                                       SOUTH BAY SANITARIUM AND
                                       CONVALESCENT HOSPITAL
                                       a partnership


                                       By:
                                          --------------------------------
                                          Its:

                                                 TENANT

                                       SUMMIT CARE-CALIFORNIA
                                       a California corporation


                                       By:
                                           -------------------------------
                                           Its:  Vice President Finance





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